SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                               __________________

        Date of Report (Date of earliest event reported): April 24, 2007

                                   ICOA, Inc.
               (Exact Name of Registrant as Specified in Charter)

           Nevada                     0-32513                     87-0403239
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)

      111 Airport Road, Warwick, Rhode Island                      02889
      ---------------------------------------                      -----
      (Address of principal executive offices)                   (Zip code)

                   (401) 352-2300
                  ----------------
  Registrant's telephone number, including area code


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 8.01 - OTHER EVENTS

On April 23, 2007, NASDAQ notified ICOA, Inc. (OTCBB: ICOA) (the "Company"), that the Company was ineligible for quotation on the NASDAQ Over The Counter Bulletin Board ("OTCBB") and would be removed from quotation effective at the open of business on April 27, 2007. NASDAQ notified the Company that it failed to meet the reporting deadlines for three periods over the past 24 months. In accordance with the Marketplace Rules, the Company will be removed from quotation on the OTCBB and will begin trading on the "Pink Sheets" under the symbol ICOA.PK at the open of business on Friday April 27, 2007.

While the Company has the right to appeal NASDAQ's determination to the NASDAQ Listing Qualifications Panel, the Company believes that such an appeal would only temporarily stay the removal from quotation of the Company's securities, and ultimately, the Company would not prevail and the costs associated with such an appeal would be a waste of resources.


The Company intends to complete both the 10KSB for 2006 and the 10QSB for the first quarter of 2007 within the next several weeks. Going forward, the Company intends to file all reports on a timely basis.


The Company can, after 12 months of timely filings, apply to be re-quoted on the OTCBB.








ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits
         None





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ICOA, INC.

Date:    April 24, 2007                  By:      /s/ Erwin Vahlsing, Jr.
                                         Name:    Erwin Vahlsing, Jr.
                                         Its:     Chief Financial Officer